 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-255841
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 14, 2021)
Up to $30,000,000 of Shares of
Common Stock and 1,667,593 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $30,000,000 of shares of our common stock that we may sell to Lincoln Park Capital Fund, LLC (“Lincoln Park”), from time to time pursuant to the purchase agreement, dated March 15, 2022 (the “Purchase Agreement”), that we have entered into with Lincoln Park, and an additional 1,667,593 shares of our common stock being issued to Lincoln Park as commitment shares under the Purchase Agreement. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “VYNE.” On March 14, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.545 per share.
We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements. See “Prospectus Supplement Summary — Other Information.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 15, 2022.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement and accompanying prospectus describes the terms of this offering of our common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and accompanying prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement and accompanying prospectus that was filed with the SEC before the date of this prospectus supplement and accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement and accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement and accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Lincoln Park has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Lincoln Park is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
The trademarks and registered trademarks of VYNE Therapeutics Inc. and its subsidiaries referred to herein include VYNE Therapeutics, InhiBET, our logo and our name and logo used together. Third-party product and company names mentioned herein may be the trademarks of their respective owners.
Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “VYNE,” “company” and similar designations refer, collectively, to VYNE Therapeutics Inc. and, where appropriate, our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and the disclosures to which those sections refer you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement before making an investment decision.
VYNE Therapeutics Inc.
Overview
We are a biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. Our most advanced product candidate, FMX114, which is in Phase 2a, is being evaluated for the potential treatment of mild-to-moderate atopic dermatitis. We expect to receive top line results from this trial in the second quarter of 2022. We are also in the preclinical stages of developing products containing Bromodomain and Extra-Terminal Domain (or “BET”) inhibitor compounds through our InhiBET™ platform. Our initial BET inhibitor candidate in development is VYN201, a locally administered pan-BET inhibitor, which we are exploring in various immuno-inflammatory diseases, including skin diseases. In addition, we continue to explore opportunistic transactions that may enhance our pipeline portfolio, as well as support our current operations and fund our future growth.
In 2020, we commercially launched two dermatology products, AMZEEQ (minocycline) topical foam, 4%, and ZILXI (minocycline) topical foam, 1.5%, that we developed in-house using our proprietary molecule stabilizing technology (MST) platform and clinical development capabilities. Following a review of our business in the first half of 2021, including the revenues we had received from these commercial products, the market environment for specialty pharmaceutical companies and the potential for biopharmaceutical companies with novel immuno-inflammatory pipelines, we determined to divest our commercial dermatology business, which we completed in January 2022, and refocus our strategic efforts and resources toward advancing our pipeline and development platform for products to treat immuno-inflammatory conditions.
Other Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act and as modified by the JOBS Act and a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements, such as the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and certain reduced or scaled disclosure requirements available to smaller reporting companies.
Our principal executive offices are located at 520 U.S. Highway 22, Suite 204, Bridgewater, NJ 08807. Our website is www.vynetherapeutics.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.

THE OFFERING
Common stock offered by us
1,667,593 shares of our common stock being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.
Up to $30,000,000 of shares of our common stock we may sell to Lincoln Park from time to time over the next 36 months, at our sole discretion, in accordance with the Purchase Agreement.
Common stock to be outstanding after the offering
110,291,208 shares, assuming sale of 55,045,871 shares at a price of $0.545 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on March 14, 2022. The actual number of shares issued will vary depending on the sales prices under this offering, but will not be greater than 11,227,637 shares, representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless in accordance with Nasdaq Market rules.
Use of proceeds
We currently intend to use any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement to advance our development programs and for general corporate purposes. See “Use of Proceeds.”
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein for a discussion of the risks you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market symbol
“VYNE”
The number of shares of our common stock to be outstanding after this offering is based on 53,577,744 shares of our common stock outstanding as of December 31, 2021, adjusted to include the issuance of 1,667,593 Commitment Shares being issued to Lincoln Park, and excludes:
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4,043,952 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted average exercise price of $9.20 per share;

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1,262,400 shares of our common stock subject to restricted stock units outstanding as of December 31, 2021;

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495,165 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2021 at an exercise price of $4.64 per share;

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979,795 shares of common stock reserved for future issuance under the 2019 Equity Incentive Plan and 897,550 shares of common stock reserved for future issuance under the 2018 Omnibus Incentive Plan (inclusive of 750,000 shares added to the 2018 Omnibus Incentive Plan effective as of January 1, 2022 pursuant to the evergreen provision thereof);

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2,232,207 shares of common stock available for future purchases under our 2019 Employee Share Purchase Plan; and

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2,465,500 shares of our common stock sold subsequent to December 31, 2021 pursuant to our at-the-market sales agreement with Cantor Fitzgerald & Co.

RISK FACTORS
Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”
Risks Relating to this Offering
The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.
On March 15, 2022, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $30,000,000 of our common stock. Upon the filing of this prospectus supplement, we are issuing 1,667,593 Commitment Shares to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement that includes this prospectus supplement and accompanying prospectus is effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.
We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
The number of shares of common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.
We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of substantial numbers of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.
The vesting of restricted share units and the exercise of options to purchase our common stock granted to our directors, executive officers and other employees under our 2018 Omnibus Incentive Plan, 2019 Equity Incentive Plan, or future equity incentive plans, the sale of our common stock pursuant to our 2019 Employee Share Purchase Plan, and the sale of any of these shares on the Nasdaq Global Select Market, could have an adverse effect on the per share trading price of our common stock, and the existence of these securities may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our common stock may be dilutive to existing shareholders.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds, if any, from this offering to advance our development programs and for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures. However, our actual use of these proceeds may differ from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”
We will need substantial additional funding to fund our operations, and there is substantial doubt about our ability to continue as a going concern. We could also be forced to delay, reduce or terminate our research and development activities which would have a material adverse effect on our financial condition.
Developing and commercializing biopharmaceutical products, including launching new products into the marketplace and conducting preclinical studies and clinical trials, is an expensive and highly uncertain process that takes years to complete. As of December 31, 2021, we had approximately $42.9 million in cash, cash equivalents and restricted cash. We received proceeds of $20.0 million less total estimated transaction costs ranging from $4.0 million to $5.0 million from the sale of our commercial business in January 2022 and are entitled to receive an additional $5.0 million deferred payment in January 2023. We do not have sufficient cash and cash equivalents to fund our anticipated level of operations as they become due during the next twelve months. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. We may not be able to raise any proceeds from financing transactions. Accordingly, additional funds may not be obtained for our ongoing operations and we may not succeed in our future operations. Unless we are able to raise additional capital to finance our operations, our long-term business plan may not be accomplished, and we may be forced to cease, reduce, or delay operations. Furthermore, if the Company issues equity or debt securities to raise additional funds, its existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing stockholders.
Our future capital requirements depend on many factors, including:
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the number and development requirements of the drug candidates that we may pursue;

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the scope, progress, results and costs of preclinical development, laboratory testing and conducting preclinical and clinical trials for our drug candidates;

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the costs, timing and outcome of regulatory review of our drug candidates;

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the extent to which we in-license or acquire additional drug candidates and technologies;

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the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

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the impact on the timing of our preclinical studies, on the recruitment, enrollment, conduct and timing of our clinical trials, and on our business, due to the COVID-19 pandemic; and

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our ability to identify and consummate transactions with third-party partners to further develop, obtain marketing approval for and/or commercialize our drug candidates, and earn revenue from such arrangements.

Additional capital may not be available when we need it, on terms that are acceptable to us or at all. If adequate funds are not available to us on a timely basis, we may be required to revise our operating plan in order to:

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delay, limit, reduce or terminate our research and development activities; or

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delay, limit, reduce or terminate preclinical studies, clinical trials or other development activities for our product candidates.

If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings, the ownership interest of our existing shareholders will be diluted and the terms of any new equity securities may have a preference over our common stock. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures or specified financial ratios, any of which could restrict our ability to commercialize our product candidates or operate as a business.
Our share price may be volatile.
The market price of our common stock has fluctuated in the past. For example, our stock price, and the stock price of many other public companies, experienced high volatility in 2021. Such volatility resulted in rapid and substantial increases and decreases in our stock price that may or may not be related to our operating performance or prospects. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.
We do not anticipate paying any dividends.
We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, stockholders are not likely to receive any dividends on their common stock for the foreseeable future. Since we do not intend to pay dividends, stockholders’ ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. Our common stock may not appreciate or even maintain the price at which our holders have purchased it.
Our failure to maintain compliance with Nasdaq continued listing requirements could result in the delisting of our common stock.
Our common stock is currently listed on The Nasdaq Global Select Market. On February 28, 2022, we received a notice from Nasdaq informing us that because the closing bid price for our common stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we were not in compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Global Select Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq’s listing rules, we have a period of 180 calendar days, or until August 29, 2022, to regain compliance with the Rule. If at any time during this 180-day period, the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that we have achieved compliance with the Rule.
The notice also disclosed that in the event we do not regain compliance with the Rule by August 29, 2022, we may be eligible for additional time. To qualify for additional time, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards (except for the minimum bid price requirement) and be transferred to The Nasdaq Capital Market. We would also need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 calendar days. However, if it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting. We intend to continue to monitor the bid price for our common stock between now and August 29, 2022, and will consider available options to resolve the deficiency and regain compliance with the Rule, including seeking stockholder approval of a reverse split of our common stock in order to increase the trading price of our common stock in compliance with The Nasdaq Capital Market rules. There is no assurance, however, that we will be eligible for an additional compliance period or that our common stock will not be delisted from Nasdaq.
The perception among investors that we are at a heightened risk of delisting could negatively affect the market price and trading volume of our common stock. If our common stock is delisted from Nasdaq, the delisting could: substantially decrease trading in our common stock; adversely affect the market liquidity of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws; adversely affect our ability to issue additional securities or obtain additional financing in the future on acceptable terms, if at all; result in the potential loss of confidence by investors, suppliers, partners, and employees and fewer business development opportunities; and result in limited news and analyst coverage. Additionally, the market price of our common stock may decline further, and shareholders may lose some or all of their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Such forward-looking statements include statements regarding the following matters:
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our ability to successfully execute our business strategy, including our ability to successfully develop our BET inhibitor platform for immuno-inflammatory conditions;

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our pursuit of, and ability to successfully identify and execute, strategic transactions;

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our ability to select a lead candidate and exercise our option with respect to an oral BET inhibitor under the terms of the Evaluation and Option Agreement with In4Derm Limited;

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our ability to raise substantial additional financing to fund our operations and continue as a going concern;

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our ability to enroll patients and successfully complete, and receive favorable results in, clinical trials for our product candidates;

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estimates of our expenses, capital requirements, our needs for additional financing and our ability to obtain additional capital on acceptable terms or at all;

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the timing of commencement of future preclinical studies and clinical trials;

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the potential market size of treatments for any diseases and market adoption of our products, if approved or cleared for commercial use, by physicians and patients;

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risks and uncertainties arising out of the completed divestiture of our commercial business;

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disruptions related to COVID-19 on our ability to initiate and retain patients in our clinical trials and progress preclinical studies and the ability of our suppliers to manufacture and provide materials for our product candidates;

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our ability to create and or license in intellectual property and the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and programs, including the projected terms of patent protection;

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the regulatory approval process for our product candidates, including any delay or failure in obtaining requisite approvals;

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developments and projections relating to our competitors and the markets in which we compete, including competing drugs and therapies, particularly if we are unable to receive exclusivity;

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our ability to comply with various regulations applicable to our business, including continued listing rules imposed by Nasdaq;

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our ability to successfully challenge intellectual property claimed by others;

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our intentions and our ability to establish collaborations or obtain additional funding;

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our ability to attract and retain key scientific or management personnel;

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our defense of any future litigation that may be initiated against us;

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our expectations regarding licensing, business transactions and strategic operations; and

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our future financial performance and liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, as amended, may be interpreted differently in light of additional research and clinical and preclinical trials results. The forward-looking statements contained in this prospectus supplement are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

USE OF PROCEEDS
We may receive up to $30,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus supplement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.
We intend to use the net proceeds, if any, from this offering to advance our development programs and for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures.
Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including our development timeline, costs associated with drug development, the impact of the COVID-19 pandemic, and any unforeseen cash needs and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

LINCOLN PARK TRANSACTION
General
On March 15, 2022, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on March 15, 2022, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $30,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus supplement, we are issuing 1,667,593 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
Under applicable rules of Nasdaq, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of 11,227,637 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.545 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of Nasdaq.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park beneficially owning more than 9.99% of our outstanding shares of common stock.
Purchase of Shares under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, after the Commencement Date (as defined below), on any business day selected by us, we may direct Lincoln Park to purchase up to 200,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that (i) a Regular Purchase may be increased to up to 300,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable purchase date and (ii) a Regular Purchase may be increased to up to 400,000 shares if the closing sale price of our common stock on Nasdaq is not below $1.00 on the applicable purchase date. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:
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the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and

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the average of the three lowest closing sale prices for our common stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

Accelerated Purchases
We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:
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three times the number of shares purchased pursuant to such Regular Purchase; and

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30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Measurement Period”.

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lower of:
•
the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•
the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date.

Additional Accelerated Purchases
We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:
•
three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

•
30% of the aggregate shares of our common stock traded on Nasdaq during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Measurement Period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:
•
the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•
the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Events of Default
Events of default under the Purchase Agreement include the following:
•
the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•
suspension by the principal market of our common stock from trading for a period of one business day;

•
the de-listing of our common stock from the Nasdaq Global Select Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Market, the New York Stock Exchange, the Nasdaq Capital Market, the NYSE American, the OTC Bulletin Board or the OTC Markets (or any other comparable market);

•
the failure for any reason by our transfer agent to issue shares of our common stock to Lincoln Park within one business day after any Regular Purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such shares;

•
any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•
our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems;

•
if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of Nasdaq, to the extent applicable; or

•
any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Other Equity Lines of Credit
Subject to specified exceptions included in the Purchase Agreement, until the earlier of (i) the expiration of the 36-month term of the Purchase Agreement and (ii) the one-year anniversary of the termination of the Purchase Agreement by us prior to such expiration in accordance with the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at the market offering” exclusively through a registered broker-dealer acting as our agent.
Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park, has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $30,000,000 of our common stock, exclusive of the 1,667,593 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.545 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the 9.99% of our outstanding shares of common stock.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park Under the Purchase Agreement)
$0.25	9,560,044	14.8%	$2,390,011.00
$0.545(3)	9,560,044	14.8%	$5,210,223.98
$1.00	30,000,000	35.2%	$30,000,000.00
$1.50	20,000,000	26.6%	$30,000,000.00
$2.50	12,000,000	17.9%	$30,000,000.00
$3.50	8,571,429	13.4%	$30,000,000.00

(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $30,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of 9.99% of our outstanding shares of common stock that Lincoln Park may beneficially own under the Purchase Agreement, and excludes the Commitment Shares.

(2)
The denominator is based on 53,577,744 shares outstanding as of December 31, 2021, adjusted to include the issuance of (i) the Commitment Shares and (ii) the number of shares set forth in the adjacent column that we would have sold to Lincoln Park, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)
The closing sale price of our common stock on the Nasdaq Global Select Market on March 14, 2022.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus are a part.
General
Our amended and restated certificate of incorporation authorizes 150,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of December 31, 2021, we had outstanding 53,577,744 shares of common stock.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, procedures for our stockholder meetings, the classified board, director liability, and exclusive forum for proceedings.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Forum for Securities Litigation
Our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may be called by our board of directors, our President, our Chief Executive Officer, or the Secretary.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws do not permit stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors; Filling Vacancies
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.
The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Each of our amended and restated certificate of incorporation and amended and restated bylaws provides that we are required to indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Our amended and restated bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $30,000,000 in shares of our common stock and 1,667,593 shares of our common stock are being issued to Lincoln Park as Commitment Shares pursuant to the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in a Regular Purchase in amounts up to 200,000 shares on any single business day from and after the Commencement, which amounts may be increased to up to 400,000 shares of our common stock depending on the market price of our common stock at the time of sale, subject to, upon the parties mutual agreement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction — Purchases of Shares under the Purchase Agreement.”
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to reimburse Lincoln Park for certain expenses in connection with this offering. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.
This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park.
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “VYNE.” The transfer agent of our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement and accompanying prospectus will be passed upon by Cooley LLP, Reston, Virginia. K&L Gates, LLP, Miami, Florida is counsel for Lincoln Park in connection with this offering.
EXPERTS
The financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this prospectus supplement by reference to VYNE Therapeutics Inc.’s Current Report on Form 8-K dated August 12, 2021 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph regarding liquidity and capital resources discussed in the seventh, eighth, and ninth paragraphs under, Liquidity and Capital Resources, in Note 1 of the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to VYNE Therapeutics Inc.’s Current Report on Form 8-K dated August 12, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed withthe SEC on April 20, 2021;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021; the quarter ended June 30, 2021 filed with the SEC on August 12, 2021; and the quarter ended September 30, 2021 filed with the SEC on November 10, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 28, 2021, February 12, 2021, June 7, 2021, July 2, 2021, July 19, 2021, August 9, 2021, August 12, 2021, August 12, 2021, August 12, 2021, September 3, 2021, October 19, 2021, October 26, 2021, November 4, 2021, January 13, 2022, January 14, 2022, January 19, 2022, March 4, 2022, March 7, 2022 and March 8, 2022; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 19, 2018, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.vynetherapeutics.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
VYNE Therapeutics Inc.
520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807
(800) 775-7936

PROSPECTUS
VYNE Therapeutics Inc.
$200,000,000
Common Stock, Preferred Stock, Warrants
We may offer and sell securities identified above from time to time in one or more offerings of up to $200,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “VYNE.”
Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these risks before you make your investment decision.
We may offer these securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 14, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 1 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “VYNE” refer, collectively, to VYNE Therapeutics Inc., a Delaware corporation.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.vynetherapeutics.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021, as amended by Amendment No.1 to the Annual Report on Form 10-K, filed with the SEC on April 20, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021;

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our Current Reports on Form 8-K filed with the SEC on January 28, 2021 and February 12, 2021; and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 19, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
VYNE Therapeutics Inc.
520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807
(800) 775-7936
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary highlights some information about VYNE. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
We are a specialty pharmaceutical company focused on developing proprietary, innovative and differentiated therapies in dermatology and beyond. Our products, AMZEEQ® (minocycline) topical foam, 4% (“AMZEEQ”) for the treatment of inflammatory lesions of moderate-to-severe acne vulgaris in adults and patients 9 years of age and older, and ZILXI® (minocycline) topical foam, 1.5% (“ZILXI”) for the treatment of inflammatory lesions of rosacea in adults, are the first topical minocycline products to be approved by the FDA. AMZEEQ and ZILXI were commercially launched in January and October of 2020, respectively, and serve as a springboard for commercializing additional innovative products. Our product pipeline includes FCD105 (minocycline 3% and adapalene 0.3%) (“FCD105”), our proprietary novel topical combination foam formulation of minocycline and adapalene for the treatment of moderate-to-severe acne vulgaris. FCD105 is a Phase 3-ready asset that we believe has the potential to be a best-in-class treatment for patients with acne. In addition, we announced a development program for FMX114, which is a combination topical gel for the potential treatment of mild-to-moderate atopic dermatitis. We plan to conduct a Phase 2a proof-of-concept study for FMX114 in the third quarter of 2021.
AMZEEQ and ZILXI utilize our proprietary Molecule Stabilizing Technology (MST)™ delivery system that is also being used to develop FCD105. Our MST™ proprietary foam platform is designed to optimize the topical delivery of minocycline, an active pharmaceutical ingredient (“API”) that was previously available only in oral form despite its prevalent use in dermatology. In addition to the MST platform, we have a number of proprietary delivery platforms in development that enable topical delivery of other APIs, each having unique pharmacological features and characteristics designed to keep the API stable when delivered and directed to the target site. We believe our MST vehicles and other topical delivery platforms may offer significant advantages over alternative delivery options and are suitable for multiple application sites across a range of conditions.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act and as modified by the JOBS Act and a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements, such as the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and certain reduced or scaled disclosure requirements available to smaller reporting companies.
Our principal executive offices are located at 520 U.S. Highway 22, Suite 204, Bridgewater, NJ 08807. Our website is www.vynetherapeutics.com.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus contains express or implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the following matters:
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our ability to successfully commercialize AMZEEQ and ZILXI and our other product candidates, if approved;

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disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of our suppliers to manufacture and provide materials for our products and product candidates, initiating and retaining patients in our clinical trials, distribution of our products and business sales execution, operating results, liquidity and financial condition;

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the regulatory approval process for our product candidates, including any delay or failure in obtaining requisite approvals;

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the potential market size of treatments for any diseases and market adoption of our products, if approved or cleared for commercial use, by physicians and patients;

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the timing, cost or other aspects of the commercialization of AMZEEQ, ZILXI and our product candidates, if approved;

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our ability to achieve favorable pricing for AMZEEQ, ZILXI and our product candidates, if approved;

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third-party payor reimbursement for AMZEEQ, ZILXI and any future products;

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developments and projections relating to our competitors and our industry, including competing drugs and therapies, particularly if we are unable to receive exclusivity;

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risks related to our indebtedness, including our ability to comply with the covenants in our loan documents;

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the timing of commencement of future non-clinical studies and clinical trials;

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our ability to successfully complete, and receive favorable results in, clinical trials for our product candidates;

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our intentions and our ability to establish collaborations or obtain additional funding;

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the timing or likelihood of regulatory filings and approvals or clearances for our product candidates;

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our ability to comply with various regulations applicable to our business;

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our expectations regarding the commercial supply of AMZEEQ, ZILXI and our product candidates;

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our ability to create intellectual property and the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

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the timing, costs or results of litigation, including litigation to protect our intellectual property, including our ability to challenge successfully intellectual property claimed by others;

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estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital on acceptable terms or at all;

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our ability to attract and retain key scientific or management personnel;

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our defense of current and any future litigation that may be initiated against us;

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our expectations regarding licensing, business transactions and strategic operations; and

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our future financial performance and liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, as amended, may be interpreted differently in light of additional research and clinical and preclinical trials results. The forward-looking statements contained in this prospectus are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our commercialization and/or research and development activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
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through underwriters for resale to purchasers;

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through dealers to purchasers;

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through agents to purchasers;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
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on or through the facilities of the NASDAQ Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker other than on the NASDAQ Global Market or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale; or

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at prices related to such prevailing market prices;

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK
This prospectus contains summary descriptions of the common stock, preferred stock and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
General
Our amended and restated certificate of incorporation authorizes 75,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of May 5, 2021, 51,386,596 shares of our common stock were issued and outstanding and held of record by eight holders, and no shares of our preferred stock were issued and outstanding.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, procedures for our stockholder meetings, the classified board, director liability, and exclusive forum for proceedings.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Forum for Securities Litigation
Our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may be called by our board of directors, our President, our Chief Executive Officer, or the Secretary.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws do not permit stockholders to act by written consent without a meeting.
Classified Board; Election and Removal of Directors; Filling Vacancies
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.
The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
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any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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any transaction from which the director derived an improper personal benefit.

Each of our amended and restated certificate of incorporation and amended and restated bylaws provides that we are required to indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Our amended and restated bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “VYNE.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of VYNE Therapeutics.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of VYNE Therapeutics Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $30,000,000 Shares of Common Stock
and 1,667,593 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 15, 2022